CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-212869) pertaining to the 2014 Equity Incentive Plan of Workiva Inc. and the Registration Statement (Form S-8 No. 333-200975) pertaining to the 2014 Equity Incentive Plan and Amended and Restated 2009 Unit Incentive Plan of Workiva Inc. of our report dated February 23, 2017, with respect to the consolidated financial statements of Workiva Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Chicago, Illinois
February 23, 2017